Exhibit 99.1

HarborOne Bancorp, Inc. Announces Third Quarter 2016 Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (October 21, 2016): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced third quarter earnings for 2016. Net income for the quarter ended September 30, 2016 was $3.6 million or $0.11 per share as compared to $2.2 million for the third quarter of 2015.

Net income for the nine months ended September 30, 2016 was $3.0 million as compared to $4.2 million for the same period last year. The 2016 year to date results include a pre-tax contribution of $4.8 million to fund the HarborOne Foundation (the “Foundation”). Excluding this contribution expense, net income would have been $5.9 million.  Merrimack Mortgage Company, LLC (“Merrimack”), the Banks’ mortgage company subsidiary, was acquired on July 1, 2015.

James Blake, President and CEO stated, “Our third quarter results reflect our ability to effectively deploy new capital and execute our business strategy since our successful minority stock offering, completed at the end of June. Commercial real estate loans are up 20% from the second quarter and 70% from year end as we focus on prudent commercial loan growth.  We continue to assess other growth and innovation opportunities to provide our customers with a dynamic banking experience.”

Net Interest Income

The Company’s net interest income was $15.9 million for the quarter ended September 30, 2016, up $1.3 million, or 8.5%, from $14.7 million for the quarter ended June 30, 2016 and up $2.0 million, or 14.5%, from $13.9 million for the quarter ended September 30, 2015. The interest rate spread and net interest margin on a tax-equivalent basis were 2.78% and 2.93%, respectively, for the quarter ended September 30, 2016 compared to 2.68% and 2.81%, respectively, for the quarter ended June 30, 2016 and 2.56% and 2.67%, respectively, for the quarter ended September 30, 2015.  The increases in spread and margin were due primarily to commercial real estate loan growth and lower funding costs.

Total interest and dividend income was $19.2 million for the quarter ended September 30, 2016, up $1.1 million, or 5.8%, from the quarter ended June 30, 2016 and up $1.5 million, or 8.3%, from the quarter ended September 30, 2015, primarily due to growth in the Company’s average loan balances to $1.983 billion and increases in the yield on loans to 3.61% from 3.53% for the 2015 quarter. Total interest expense decreased to $3.3 million for the quarter ended September 30, 2016, down $194,000, or 5.6%, from the quarter ended June 30, 2016 and down $543,000, or 14.3%, from the quarter ended September 30, 2015, primarily due to a decrease in average Federal Home Loan Bank (“FHLB”) borrowings to $232.6 million from $239.2 million for the second quarter of 2016 and $313.5 million from the third quarter of 2015.  The Company’s yield on interest-earning assets on a tax-equivalent basis increased to 3.53% for the quarter ended September 30, 2016 from 3.47% for the quarter ended June 30, 2016 and 3.39% for the quarter ended September 30, 2015, while the cost of funds was 0.75% for the quarter ended September 30, 2016 compared to 0.79% for the quarter ended June 30, 2016 and 0.83% for the quarter ended September 30, 2015.

Noninterest Income

Noninterest income increased to $20.9 million for the quarter ended September 30, 2016, up $5.0 million, or 31.4%, from the quarter ended June 30, 2016 and up $6.9 million, or 49.6% from the quarter ended September 30, 2015, primarily due to the continued low interest rate environment which has provided robust residential mortgage origination activity in the third quarter of 2016.  Mortgage banking income was $16.8 million for the quarter ended September 30, 2016, up $5.2 million, or 44.6%, from $11.6 million for the quarter ended June 30, 2016 and up $6.8 million, or 68.0%, from $10.0 million for the quarter ended September 30, 2015 as a result of increased mortgage loan origination and sales volume. The fair value of mortgage servicing rights increased $351,000 in the third quarter of 2016 compared to decreases of $2.2 million in the second quarter of 2016 and $677,000 in the third quarter of 2015 as interest rates increased slightly at the end of the 2016 quarter.

Noninterest Expense

Noninterest expenses were $29.6 million for the quarter ended September 30, 2016, a decrease of $1.6 million, or 5.0%, from the quarter ended June 30, 2016 and an increase of $5.5 million, or 22.8%, from the quarter ended September 30, 2015. The 2016 decrease reflects the one-time expense of $4.8 million incurred in the second quarter of 2016 in connection with the establishment of the Foundation. Various expense elements offset the decrease. Compensation and benefits expense was $18.9 million for the quarter ended September 30, 2016 up $2.5 million, or 15.2%, from $16.4 million for the quarter ended June 30, 2016 and up $4.0 million, or 27.1%, for the quarter ended September 30, 2015.  These increases primarily reflect increased commission expense consistent with the mortgage origination volume and employee stock option plan (“ESOP”) expense related to the establishment of the ESOP as part of the stock offering. Loan expense was $3.3 million for the quarter ended September 30, 2016 up $1.2 million, or 55.8%, from $2.1 million for the quarter ended June 30, 2016 and up $1.5 million, or 82.1%, from $1.8 million for the quarter ended September 30, 2015, both increases are due to the increased mortgage loan origination volume. Additionally in the second quarter of 2016 and the third quarter of 2015 the Bank prepaid borrowings resulting in $400,000 and $355,000, respectively, in Federal Home Loan Bank (‘FHLB”) prepayment penalties while no FHLB borrowings were prepaid in the third quarter of 2016.

Asset Quality

The Company’s provision for loan losses increased to $1.7 million for the quarter ended September 30, 2016 from $801,000 for the quarter ended June 30, 2016 and $325,000 for the quarter ended September 30, 2015, primarily due to commercial loan growth. The increase between the 2016 quarters also reflects increased net charge-offs for the quarter ended September 30, 2016 and the establishment of a $360,000 specific reserve for a substandard commercial loan.  The increases in the provision for loan losses were also based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $15.8 million or 0.82% of total loans at September 30, 2016, compared to $14.4 million or 0.79% of total loans at June 30, 2016 and $14.0 million or 0.80% of total loans at September 30, 2015. Net charge-offs totaled $317,000 for the quarter ended September 30, 2016, or 0.07% of average loans outstanding on an annualized basis compared to $58,000 and 0.01% for the quarter ended June 30, 2016 and $440,000 and 0.10% for the quarter ended September 30, 2015.

Nonperforming assets were $26.0 million at September 30, 2016 compared to $27.8 million at June 30, 2016 and $32.8 million at September 30, 2015. Nonperforming assets as a percentage of total assets were 1.11% at September 30, 2016, 1.23% at June 30, 2016 and 1.50% at September 30, 2015. The reductions reflect the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts and prudent workout arrangements.

Balance Sheet

Total assets increased $80.4 million, or 3.5%, to $2.347 billion at September 30, 2016 from $2.267 billion at June 30, 2016. Net loans increased $84.0 million, or 4.6%, to $1.905 billion at September 30, 2016 from $1.821 billion at June 30, 2016. The net increase in loans for the three months ended September 30, 2016 was primarily due to increases of $73.6 million in commercial real estate loans, $9.0 million in construction loans, $6.4 million in commercial and industrial loans and $1.2 in residential real estate loans, partially offset by decreases of $4.3 million in consumer loans. Mortgage loans held for sale increased $14.4 million, or 14.4%, to $114.1 million at September 30, 2016 from $99.7 million at June 30, 2016 spurred by the continued low interest rate environment and seasonal home purchase activity. Cash and cash equivalents decreased $10.9 million, or 36.1%, to $19.3 million at September 30, 2016 from $30.1 million at June 30, 2016 with the funds primarily deployed to commercial real estate loan growth.

Total deposits increased $24.7 million, or 1.4%, to $1.735 billion at September 30, 2016 from $1.710 billion at June 30, 2016 primarily due to the establishment of brokered deposits in the third quarter.  Brokered deposits increased $20.2 million and term certificate accounts increased $8.8 million offset by a decrease in non-certificate accounts of $4.3 million. Borrowings increased $50.0 million, or 25.6%, to $245.1 million at September 30, 2016 from $195.1 million at June 30, 2016, due to an increase in FHLB short-term borrowings.

Total stockholders’ equity was $327.9 million at September 30, 2016 compared to $324.3 million at June 30, 2016 and $190.2 million at September 30, 2015. The increase from 2015 reflects the Company’s mutual to stock conversion that was completed on June 29, 2016. As part of the conversion, the Company established an ESOP which acquired 8% of the shares issued in the conversion, including shares contributed to the Foundation. The $11.6 million related to the ESOP is shown as a reduction to stockholders’ equity on the consolidated balance sheet. The tangible common equity to tangible assets ratio decreased to 13.47% at September 30, 2016 from 13.79% at June 30, 2016.  At September 30, 2016, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. Merrimack Mortgage Company, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Company’s Registration Statement on Form S-1 and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible stockholders’ equity and tangible assets, is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands, except per share amounts)	2016	2016	2016	2015	2015

Assets

Cash and due from banks	$15,706	$18,773	$15,268	$18,153	$14,384
Short-term investments	3,549	11,365	98,991	22,499	1,552
Total cash and cash equivalents	19,255	30,138	114,259	40,652	15,936

Securities available for sale, at fair value	115,397	121,957	120,905	128,541	134,709
Securities held to maturity, at amortized cost	49,213	50,504	62,461	63,579	64,818
Federal Home Loan Bank stock, at cost	15,255	13,078	17,480	18,735	19,635
Mortgage loans held for sale, at fair value	114,054	99,697	67,592	63,797	79,734
Loans:
Residential real estate	774,404	773,169	777,034	810,343	840,259
Commercial real estate	450,945	377,386	300,880	265,482	243,085
Construction	40,438	31,414	41,227	35,830	33,524
Total mortgage loans on real estate	1,265,787	1,181,969	1,119,141	1,111,655	1,116,868
Commercial	88,718	82,333	78,666	70,472	66,477
Consumer	555,874	560,144	544,078	548,944	544,131
Loans	1,910,379	1,824,446	1,741,885	1,731,071	1,727,476
Less: Allowance for loan losses	(15,832)	(14,439)	(13,696)	(13,700)	(14,003)
Net deferred loan costs	10,336	10,893	11,357	12,017	12,415
Net Loans	1,904,883	1,820,900	1,739,546	1,729,388	1,725,888
Mortgage servicing rights, at fair value	15,534	12,688	12,330	12,958	10,748
Goodwill and other intangible assets	13,607	13,630	13,651	13,674	11,345
Other assets	99,935	104,166	96,544	91,818	122,673
Total assets	$2,347,133	$2,266,758	$2,244,768	$2,163,142	$2,185,486

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$358,628	$339,379	$331,709	$320,717	$291,337
Regular savings and club accounts	317,198	316,195	312,362	295,533	286,004
Money market deposit accounts	596,377	620,974	651,503	612,370	613,804
Brokered deposits	20,236	—	—	—	—
Term certificate accounts	442,472	433,685	456,136	462,592	475,755
Total deposits	1,734,911	1,710,234	1,751,711	1,691,212	1,666,900
Short-term borrowed funds	50,000	—	—	—	21,800
Long-term borrowed funds	195,120	195,096	269,597	249,598	279,599
Other liabilities and accrued expenses	39,188	37,137	31,578	31,644	26,997
Total liabilities	2,019,219	1,942,467	2,052,887	1,972,454	1,995,296

Common Stock	321	321	—	—	—
Additional paid-in capital	144,175	144,107	—	—	—
Unearned compensation - ESOP	(11,575)	(11,872)	—	—	—
Retained earnings	194,275	190,723	191,404	191,280	189,737
Accumulated other comprehensive income (loss)	718	1,011	477	(592)	453
Total stockholders' equity	327,914	324,290	191,881	190,688	190,190

Total liabilities and stockholders' equity	$2,347,133	$2,266,758	$2,244,768	$2,163,142	$2,185,486

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2016	2016	2016	2015	2015

Interest and dividend income:
Interest and fees on loans	$17,144	$16,293	$15,643	$15,460	$15,553
Interest on loans held for sale	866	581	460	615	740
Interest on securities	988	1,023	1,099	1,179	1,230
Other interest and dividend income	164	209	237	186	167
Total interest and dividend income	19,162	18,106	17,439	17,440	17,690

Interest expense:
Interest on deposits	2,092	2,165	2,170	2,201	2,220
Interest on borrowed funds	1,168	1,289	1,383	1,350	1,583
Total interest expense	3,260	3,454	3,553	3,551	3,803

Net interest and dividend income	15,902	14,652	13,886	13,889	13,887

Provision for loan losses	1,710	801	205	15	325

Net interest income, after provision for loan losses	14,192	13,851	13,681	13,874	13,562

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	351	(2,163)	(2,288)	536	(677)
Other	16,430	13,770	9,321	8,643	10,664
Total mortgage banking income	16,781	11,607	7,033	9,179	9,987

Deposit account fees	3,010	2,928	2,747	2,934	2,886
Income on retirement plan annuities	111	108	106	108	106
Gain on sale of consumer loans	—	29	50	—	136
Gain on sale and call of securities, net	—	41	242	—	1
Bank-owned life insurance income	275	274	276	264	295
Other income	692	901	608	485	542
Total noninterest income	20,869	15,888	11,062	12,970	13,953

Noninterest expenses:
Compensation and benefits	18,902	16,407	15,518	15,332	14,875
Occupancy and equipment	2,458	2,463	2,784	2,315	2,280
Data processing expenses	1,450	1,446	1,414	1,362	1,328
Loan expense	3,316	2,128	1,592	1,502	1,821
Marketing	592	607	565	575	544
Professional fees	709	602	577	653	633
Deposit insurance	437	418	403	430	438
Prepayment penalties on Federal Home Loan Bank	—	400	—	280	355
Charitable foundation contributions	—	4,820	—	—	—
Other expenses	1,745	1,878	1,704	1,992	1,832
Total noninterest expenses	29,609	31,169	24,557	24,441	24,106

Income (loss) before income taxes	5,452	(1,430)	186	2,403	3,409

Income tax provision (benefit)	1,900	(749)	62	860	1,165

Net income (loss)	$3,552	$(681)	$124	$1,543	$2,244

Earnings per common share:
Basic and diluted	$0.11	N/A	N/A	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	30,943,808	N/A	N/A	N/A	N/A

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	For the Nine Months Ended September 30,
(Dollars in thousands)	2016	2015	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$49,080	$44,528	$4,552	10.2%
Interest on loans held for sale	1,907	810	1,097	135.4%
Interest on securities	3,110	3,623	(513)	(14.2)%
Other interest and dividend income	610	399	211	52.9%
Total interest and dividend income	54,707	49,360	5,347	10.8%

Interest expense:
Interest on deposits	6,427	6,499	(72)	(1.1)%
Interest on borrowed funds	3,840	4,525	(685)	(15.1)%
Total interest expense	10,267	11,024	(757)	(6.9)%

Net interest and dividend income	44,440	38,336	6,104	15.9%

Provision for loan losses	2,716	1,242	1,474	118.7%

Net interest income, after provision for loan losses	41,724	37,094	4,630	12.5%

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	(4,100)	(1,016)	(3,084)	(303.5)%
Other	39,521	11,929	27,592	231.3%
Total mortgage banking income	35,421	10,913	24,508	224.6%

Deposit account fees	8,685	8,260	425	5.1%
Income on retirement plan annuities	325	487	(162)	(33.3)%
Gain on sale of consumer loans	79	136	(57)	(41.9)%
Gain on sale and call of securities, net	283	295	(12)	(4.1)%
Bank-owned life insurance income	825	892	(67)	(7.5)%
Other income	2,201	1,420	781	55.0%
Total noninterest income	47,819	22,403	25,416	113.4%

Noninterest expenses:
Compensation and benefits	50,827	30,414	20,413	67.1%
Occupancy and equipment	7,705	6,931	774	11.2%
Data processing expenses	4,310	4,030	280	6.9%
Loan expense	7,036	2,404	4,632	192.7%
Marketing	1,764	1,349	415	30.8%
Professional fees	1,888	1,528	360	23.6%
Deposit insurance	1,258	1,286	(28)	(2.2)%
Prepayment penalties on Federal Home Loan Bank	400	700	(300)	(42.9)%
Charitable foundation contributions	4,820	—	4,820	-%
Other expenses	5,327	4,931	396	8.0%
Total noninterest expenses	85,335	53,573	31,762	59.3%

Income before income taxes	4,208	5,924	(1,716)	(29.0)%

Income tax provision	1,213	1,699	(486)	(28.6)%

Net income	$2,995	$4,225	$(1,230)	(29.1)%

Earnings per common share:
Basic and diluted	N/A	N/A	N/A

Weighted average shares outstanding:
Basic and diluted	N/A	N/A	N/A

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	September 30, 2016			June 30, 2016			September 30, 2015
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,983,249	$18,010	3.61%	$1,881,488	$16,874	3.61%	$1,831,438	$16,293	3.53%
Investment securities (2)	181,112	1,223	2.69	191,162	1,267	2.67	231,705	1,466	2.51
Other interest-earning assets	3,734	6	0.61	33,826	43	0.51	15,050	10	0.25
Total interest-earning assets	2,168,095	19,239	3.53	2,106,476	18,184	3.47	2,078,193	17,769	3.39
Noninterest-earning assets	130,498			131,104			113,506
Total assets	$2,298,593			$2,237,580			$2,191,699
Interest-bearing liabilities:
Savings accounts	$319,202	139	0.17	$317,180	137	0.17	$288,707	$125	0.17
NOW accounts	120,704	19	0.06	120,702	19	0.06	111,581	17	0.06
Money market accounts	612,761	685	0.44	642,758	724	0.45	608,440	675	0.44
Certificates of deposit	434,519	1,246	1.14	446,848	1,285	1.16	486,132	1,403	1.15
Brokered deposit	549	3	2.17	—	—	—	—	—	—
Total interest-bearing deposits	1,487,735	2,092	0.56	1,527,488	2,165	0.57	1,494,860	2,220	0.59
FHLB advances	232,587	1,168	2.00	239,245	1,289	2.17	313,470	1,583	2.00
Total interest-bearing liabilities	1,720,322	3,260	0.75	1,766,733	3,454	0.79	1,808,330	3,803	0.83
Noninterest-bearing liabilities:
Noninterest-bearing deposits	217,930			244,651			172,097
Other noninterest-bearing liabilities	32,888			28,887			21,606
Total liabilities	1,971,140			2,040,271			2,002,033
Total equity	327,453			197,309			189,666
Total liabilities and equity	$2,298,593			$2,237,580			$2,191,699
Tax equivalent net interest income		15,979			14,730			13,966
Tax equivalent interest rate spread (3)			2.78%			2.68%			2.56%
Less: tax equivalent adjustment		77			78			79
Net interest income as reported		$15,902			$14,652			$13,887
Net interest-earning assets (4)	$447,773			$339,743			$269,863
Net interest margin (5)			2.92%			2.80%			2.65%
Tax equivalent effect			0.01			0.01			0.02
Net interest margin on a fully tax equivalent basis			2.93%			2.81%			2.67%
Average interest-earning assets to average interest-bearing liabilities	126.03%			119.23%			114.92%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale, securities held to maturity and FHLB stock.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.52%, 2.50%, and 2.37%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Year to Date
	September 30, 2016			September 30, 2015
	Average			Average
	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$1,889,578	$50,987	3.60%	$1,729,293	$45,338	3.51%
Investment securities (2)	191,371	3,829	2.67	234,605	4,184	2.38
Other interest-earning assets	32,298	125	0.51	39,523	76	0.26
Total interest-earning assets	2,113,247	54,941	3.47	2,003,421	49,598	3.31
Noninterest-earning assets	127,996			107,860
Total assets	$2,241,243			$2,111,281
Interest-bearing liabilities:
Savings accounts	$312,672	407	0.17	$284,747	366	0.17
NOW accounts	119,495	56	0.06	108,226	52	0.06
Money market accounts	628,669	2,112	0.45	538,450	1,719	0.43
Certificates of deposit	446,624	3,849	1.15	498,809	4,362	1.17
Brokered deposit	184	3	2.18	—	—	—
Total interest-bearing deposits	1,507,644	6,427	0.57	1,430,232	6,499	0.61
FHLB advances	245,693	3,840	2.09	310,007	4,525	1.95
Total interest-bearing liabilities	1,753,337	10,267	0.78	1,740,239	11,024	0.85
Noninterest-bearing liabilities:
Noninterest-bearing deposits	218,960			164,919
Other noninterest-bearing liabilities	29,451			17,889
Total liabilities	2,001,748			1,923,047
Total equity	239,495			188,234
Total liabilities and equity	$2,241,243			$2,111,281
Tax equivalent net interest income		44,674			38,574
Tax equivalent interest rate spread (3)			2.69%			2.46%
Less: tax equivalent adjustment		234			238
Net interest income as reported		$44,440			$38,336
Net interest-earning assets (4)	$359,910			$263,182
Net interest margin (5)			2.81%			2.56%
Tax equivalent effect			0.01			0.01
Net interest margin on a fully tax equivalent basis			2.82%			2.57%
Average interest-earning assets to average interest-bearing liabilities	120.53%			115.12%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale, securities held to maturity and FHLB stock.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 35% for all periods presented.  The yield on investments before tax equivalent adjustments was 2.51% and 2.25% for the nine months ended September 30, 2016 and 2015, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
	(In thousands)
Interest-earning assets:
Loans (1)	$1,983,249	$1,881,488	$1,803,000	$1,796,749	$1,831,438
Investment securities (2)	181,112	191,162	201,950	213,540	231,705
Other interest-earning assets	3,734	33,826	59,649	23,478	15,050
Total interest-earning assets	2,168,095	2,106,476	2,064,599	2,033,767	2,078,193
Noninterest-earning assets	130,498	131,104	122,326	117,676	113,506
Total assets	$2,298,593	$2,237,580	$2,186,925	$2,151,443	$2,191,699
Interest-bearing liabilities:
Savings accounts	$319,202	$317,180	$301,557	$292,203	$288,707
NOW accounts	120,704	120,702	116,866	113,971	111,581
Money market accounts	612,761	642,758	630,664	622,937	608,440
Certificates of deposit	434,519	446,848	458,636	468,762	486,132
Brokered deposit	549	—	—	—	—
Total interest-bearing deposits	1,487,735	1,527,488	1,507,723	1,497,873	1,494,860
FHLB advances	232,587	239,245	265,392	254,497	313,470
Total interest-bearing liabilities	1,720,322	1,766,733	1,773,115	1,752,370	1,808,330
Noninterest-bearing liabilities:
Noninterest-bearing deposits	217,930	244,651	191,942	182,813	172,097
Other noninterest-bearing liabilities	32,888	28,887	29,114	23,174	21,606
Total liabilities	1,971,140	2,040,271	1,994,171	1,958,357	2,002,033
Total equity	327,453	197,309	192,754	193,086	189,666
Total liabilities and equity	$2,298,593	$2,237,580	$2,186,925	$2,151,443	$2,191,699

	Annualized Yield Trend - Quarters Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest-earning assets:
Loans (1)	3.61%	3.61%	3.59%	3.55%	3.53%
Investment securities (2)	2.69%	2.67%	2.67%	2.64%	2.51%
Other interest-earning assets	0.61%	0.51%	0.51%	0.37%	0.25%
Total interest-earning assets	3.53%	3.47%	3.41%	3.42%	3.39%

Interest-bearing liabilities:
Savings accounts	0.17%	0.17%	0.17%	0.17%	0.17%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.44%	0.45%	0.45%	0.44%	0.44%
Certificates of deposit	1.14%	1.16%	1.16%	1.15%	1.15%
Brokered deposit	2.17%	—%	—%	—%	—%
Total interest-bearing deposits	0.56%	0.57%	0.58%	0.58%	0.59%
FHLB advances	2.00%	2.17%	2.10%	2.10%	2.00%
Total interest-bearing liabilities	0.75%	0.79%	0.81%	0.80%	0.83%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale, securities held to maturity and FHLB stock.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Performance Ratios (annualized):	2016	2016	2016	2015	2015

Return (loss) on average assets (ROAA)	0.62%	(0.12)%	0.02%	0.29%	0.41%

Return (loss) on average equity (ROAE)	4.34%	(1.38)%	0.26%	3.20%	4.73%

Efficiency ratio	80.46%	101.99%	98.34%	90.91%	86.34%

	At or for the Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset Quality	2016	2016	2016	2015	2015
(Dollars in thousands)

Total nonperforming assets	$25,992	$27,770	$29,661	$31,774	$32,804

Nonperforming assets to total assets	1.11%	1.23%	1.32%	1.47%	1.50%

Allowance for loan losses to total loans	0.82%	0.79%	0.78%	0.79%	0.80%

Net charge offs	$317	$58	$209	$318	$440

Annualized net charge offs/average loans	0.07%	0.01%	0.05%	0.07%	0.10%

Allowance for loan losses to nonperforming loans	65.92%	55.52%	49.56%	46.46%	46.35%

	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital and Share Related	2016	2016	2016	2015	2015

Common stock outstanding	32,120,880	32,120,880	N/A	N/A	N/A

Book value per share	$10.21	$10.10	N/A	N/A	N/A

Tangible book value per share (1)	$9.79	$9.67	N/A	N/A	N/A

Tangible common equity / tangible assets (2)	13.47%	13.79%	7.99%	8.24%	8.23

(1) This non-GAAP ratio is total stockholders' equity less intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less intangible assets to total assets less intangible assets.